UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2008

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Following the issue of a Notice of Breach on July 15, 2008 from Encore Capital Group, Inc. and its wholly owned subsidiary, Midland Credit Management, Inc. (collectively, “Encore”) to Jefferson Capital Systems, LLC (“Jefferson Capital”) and its parent, CompuCredit Corporation, Encore received Notice of Defaults from Jefferson Capital under the (i) Asset Purchase and Forward Flow Agreement, dated June 2, 2005, as amended, and (ii) Collection Agreement, dated June 2, 2005, each such agreement originally by and among Encore and one or more of its wholly owned subsidiaries and Jefferson Capital. A copy of the Notice of Defaults is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1

Notice of Defaults, dated July 15, 2008, received by Encore Capital Group, Inc. and its wholly owned subsidiary, Midland Credit Management, Inc., issued by Jefferson Capital Systems, LLC, under the (i) Asset Purchase and Forward Flow Agreement, dated June 2, 2005, as amended, and (ii) Collection Agreement, dated June 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: July 16, 2008	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1

Notice of Defaults, dated July 15, 2008, received by Encore Capital Group, Inc. and its wholly owned subsidiary, Midland Credit Management, Inc., issued by Jefferson Capital Systems, LLC, under the (i) Asset Purchase and Forward Flow Agreement, dated June 2, 2005, as amended, and (ii) Collection Agreement, dated June 2, 2005.

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